UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2009 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3033 Campus Drive Plymouth, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
9600 54th Avenue North, Suite 100
Plymouth, Minnesota 55442
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On December 10, 2009, the Board of Directors of ev3 Inc. appointed Pascal E.R. Girin as Executive Vice President and Chief Operating Officer of ev3 Inc. effective as of January 1, 2010.
     Mr. Girin, age 49, currently serves as ev3’s Executive Vice President and President, Worldwide Neurovascular, a position he has held since July 2008. Mr. Girin served as Senior Vice President of ev3 from August 2007 to July 2008; President, International from July 2005 to October 2009; and General Manager, Europe from September 2003 to July 2005. From September 1998 to August 2003, Mr. Girin served in various capacities at BioScience Europe Baxter Healthcare Corporation, most recently as Vice President. Mr. Girin received an Engineering Education at the French Ecole des Mines.
     In connection with the appointment of Mr. Girin as Chief Operating Officer, commencing on January 1, 2010, Mr. Girin will be paid an annual base salary of $500,000 and will be entitled to earn an annual target incentive bonus for 2010 of up to 75 percent of his annual base salary under the ev3 Inc. 2010 Employee Performance Incentive Compensation Plan, which is described in more detail below. In connection with his promotion, effective as of January 1, 2010, Mr. Girin will be granted an option to purchase 64,853 shares of common stock and restricted stock of 25,941 shares of ev3 common stock. The stock option will have a ten-year term, a per share exercise price equal to 100 percent of the fair market value of a share of ev3 common stock on the date of grant, and will vest and become exercisable over a four-year period, with 25 percent of the underlying shares vesting on the one-year anniversary of the date of grant and 1/36 of the remaining 75 percent of the underlying shares vesting during each of the next 36 months after the one-year anniversary date, in each case, so long as Mr. Girin remains an employee or consultant of ev3. The restricted stock grant will vest and become non-forfeitable in four annual installments on November 15th of each year, commencing on November 15, 2010, so long as Mr. Girin remains an employee or consultant of our company.
     (e) On December 10, 2009, the Board of Directors of ev3 Inc., upon recommendation of the Compensation Committee, approved the ev3 Inc. 2010 Employee Performance Incentive Compensation Plan, which is substantially identical to the ev3 Inc. Employee Performance Incentive Compensation Plan for 2009.
     Under the terms of the plan, each participant, including ev3’s executive officers, is eligible to earn an annual cash bonus based primarily on the achievement of corporate financial performance objectives, and in the case of all participants, other than our President and Chief Executive Officer, non-financial individual performance objectives. The plan is designed to reward all eligible employees for achieving annual goals and to closely align their accomplishments with the interests of ev3’s stockholders.
     Each plan participant has an annual incentive target bonus under the plan, expressed as a percentage of his or her annual base salary. Each plan participant’s target bonus percentage is based on the individual’s position and level of responsibility within the company. The target bonus percentages, expressed as a percentage of annual base salary, for ev3’s executive officers named in ev3’s most recent proxy statement in connection with ev3’s most recent annual meeting of stockholders will be as follows for 2010: Robert J. Palmisano, President and Chief Executive Officer (100%); Pascal E.R. Girin, Executive Vice President and Chief Operating Officer (75%); Stacy Enxing Seng, Executive Vice President and President, U.S. Peripheral Vascular (65%); Shawn McCormick, Senior Vice President, Chief Financial Officer and Treasurer (60%); and Gregory Morrison, Senior Vice President, Human Resources (50%).
     Each plan participant’s annual bonus payment under the plan is determined by multiplying the participant’s target bonus amount (the participant’s target bonus percentage times his or her annual base salary) by a payout percentage equal to between 0% and 150% and determined based primarily on the achievement of corporate financial performance objectives, as well as, in the case of certain executives, including Ms. Enxing Seng, additional divisional financial performance objectives, and in the case of all of our named executive officers, other than Mr. Palmisano, non-financial individual performance objectives. The corporate financial performance objective measures under the plan for 2010 are identical to the objectives for 2009 and are based on ev3’s revenue and operating profit for 2010 and days sales outstanding and inventory days on hand as of December 31, 2010, each as compared with target amounts. In addition to overall corporate financial objectives, ev3 will measure such financial objectives on a worldwide peripheral vascular, worldwide neurovascular and international divisional basis. With respect to the non-financial individual performance objectives, or MBOs, the percentage of which MBOs will determine each executive’s final bonus payout for 2010 will remain the same as 2009 and will vary between 0% to 25%. MBOs for 2010 are required under the terms of the plan to be established by the end of first quarter 2010.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On December 10, 2009, the Board of Directors of ev3 Inc., upon the recommendation of the Nominating, Corporate Governance and Compliance Committee, approved an amended and restated Code of Business Conduct. The revised Code of Business Conduct is applicable to all of ev3’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, and will serve as ev3’s “code of conduct” required by Rule 5610 of the NASDAQ Listing Rules and its “code of ethics” under Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K promulgated by the Securities and Exchange Commission.
     The revised Code of Business Conduct embodies the policies contained in ev3’s Code of Ethics for Senior Executive and Financial Officers, but governs a broader scope of actions and provides additional detail as to actions that may be violations of the revised Code of Business Conduct and enhanced enforcement mechanisms. Accordingly, the Code of Ethics for Senior Executive and Financial Officers will no longer be a stand alone policy of ev3.
     A copy of the revised Code of Business Conduct is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference and will be posted in the “Investor Relations” section of ev3’s website at www.ev3.net.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
14.1	Code of Business Conduct of ev3 Inc. (filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2009	ev3 Inc.
	By:	/s/ Kevin M. Klemz
		Name:	Kevin M. Klemz
		Title:	Senior Vice President, Secretary and Chief Legal Officer

ev3 Inc.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

14.1	Code of Business Conduct of ev3 Inc.	Filed herewith